SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant  [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement.             [ ]  Confidential, for use of the
                                                   Commission only (as permitted
                                                   by Rule 14a-6(e)(2)).
[X]  Definitive proxy statement.
[ ]  Definitive additional materials.
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.


                           UNICO AMERICAN CORPORATION
          ____________________________________________________________
                (Name of Registrant as Specified in Its Charter)

          ____________________________________________________________
     Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:
________________________________________________________________________________
(2)  Aggregate number of securities to which transaction applies:
________________________________________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________________
(4)  Proposed maximum aggregate value of transaction:
________________________________________________________________________________
(5)  Total fee paid:
________________________________________________________________________________
[ ]  Fee paid previously with preliminary materials.
________________________________________________________________________________
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:
________________________________________________________________________________
(2)  Form, Schedule or Registration Statement No.:
________________________________________________________________________________
(3)  Filing Party:
________________________________________________________________________________
(4)  Date Filed:
________________________________________________________________________________

                           UNICO AMERICAN CORPORATION
                             23251 Mulholland Drive
                      Woodland Hills, California 91364-2732

                              _____________________


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        To Be Held Thursday, June 1, 2000


Dear Shareholder:

You are cordially invited to attend the Annual Meeting of shareholders of Unico American Corporation (the "Company") to be held at the Warner Center Marriott, 21850 Oxnard Street, Woodland Hills, California 91367, at 2:00 p.m. local time, to consider and act upon the following matters:

     1. The election of seven (7) directors to hold office until the next annual meeting of shareholders and thereafter until their successors are elected and qualified; and

     2. The transaction of such other business as may properly be brought before the meeting.

The Board of Directors has fixed the close of business on April 13, 2000, as the record date for the determination of shareholders who will be entitled to notice of and to vote at the meeting. The voting rights of the shareholders are described in the Proxy Statement.

IT IS IMPORTANT THAT ALL SHAREHOLDERS BE REPRESENTED AT THE ANNUAL MEETING. SHAREHOLDERS WHO DO NOT PLAN TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO VOTE, DATE, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID AND ADDRESSED RETURN ENVELOPE. PROXIES ARE REVOCABLE AT ANY TIME, AND SHAREHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                                   By Order of the Board of Directors,

                                   \s\ Erwin Cheldin
                                   -----------------
                                   Erwin Cheldin
                                   Chairman of the Board, President, and
                                   Chief Executive Officer


                                   Woodland Hills, California
                                   April 21, 2000

                           UNICO AMERICAN CORPORATION
                              _____________________

                                 PROXY STATEMENT
                             ______________________

                         ANNUAL MEETING OF SHAREHOLDERS

                                  June 1, 2000

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Unico American Corporation, a Nevada corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at the Warner Center Marriott, 21850 Oxnard Street, Woodland Hills, California 91367 on June 1, 2000, 2:00 p.m. local time. Accompanying this Proxy Statement is a proxy card, which you may use to indicate your vote as to each of the proposals described in this Proxy Statement.

All proxies which are properly completed, signed, and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted. A shareholder may revoke his or her proxy at any time before it is voted either by filing with the Secretary of the Company at its principal executive offices a written notice of revocation or a duly executed proxy bearing a later date, or by appearing in person at the Annual Meeting and expressing a desire to vote his or her shares in person.

The close of business on April 13, 2000, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the record date, the Company had outstanding 6,304,965 shares of common stock, the only outstanding voting securities of the Company. For each share held on the record date, a shareholder is entitled to one vote on all matters to be considered at the Annual Meeting. The Company's Articles of Incorporation do not provide for cumulative voting. Directors are elected by a plurality of the votes cast and abstentions and broker non-votes are counted for the purposes of determining the existence of a quorum at the meeting, but not for purposes of determining the results of the vote.

The Company will bear the cost of the Annual Meeting and the cost of soliciting proxies, including the cost of preparing, assembling and mailing the proxy material. In addition to solicitation by mail, officers and other employees of the Company may solicit proxies by telephone, facsimile, or personal contact without additional compensation.

The Company's principal executive offices are located at 23251 Mulholland Drive, Woodland Hills, California 91364-2732. The approximate mailing date of this Proxy Statement and the Company's proxy card is April 21, 2000.


                             ELECTION OF DIRECTORS

The Company's By-Laws provide for a range of three to eleven directors and allow the Board of Directors to set the exact number of authorized directors within that range. The current number of authorized directors established by the Board of Directors is eight (8). There is a vacancy on the Board of Directors and the Board has determined not to nominate any person to fill such vacancy at this time. Directors are elected at each Annual Meeting of Shareholders to serve thereafter until their successors have been duly elected and qualified. Each nominee is currently a director, having served in that capacity since the date indicated in the following table. All nominees have advised the Company that they are able and willing to serve as directors. If any nominee refuses or is unable to serve (an event which is not anticipated), the persons named in the accompanying proxy card will vote for another person nominated by the Board of Directors, provided, however, that the proxies cannot be voted for a greater number of persons than 7. Unless otherwise directed in the accompanying proxy card, the persons named therein will vote FOR the election of the seven nominees listed in the following table.

The following table provides certain information as of April 13, 2000, for each person named for election as a director, which includes all executive officers of the Company:


                                                                       First
                             Present Position with Company or         Elected
Name                   Age   Principal Occupation and Prior History   Director
----                   ---   --------------------------------------   --------

Erwin Cheldin          68    President, Chief Executive Officer and     1969
                             Director since 1969.  Chairman of the
                             Board since 1987.

Cary L. Cheldin        43    Executive Vice President since 1991.       1983
                             Vice President 1986 to 1991 and
                             Secretary 1987 to 1991.

Lester A. Aaron, CPA   54    Treasurer and Chief Financial Officer      1985
                             since 1985.  Secretary 1991 to 1992.

George C. Gilpatrick   55    Vice President, Management Information     1985
                             Systems, since 1981.  Secretary since
                             1992.

Roger H. Platten       50    Vice President since 1988 and General      1987
                             Counsel since 1985.


David A. Lewis, CPCU   78    Director.                                  1989
                             Retired incurance executive with over
                             40 years' insurance experience.  The
                             last 27 years were with the Transamerica group of insurance companies.

David E. Driscoll      45    Director.                                  1998
                             Attorney specializing in property and
                             casualty insurance defense.

Except for Cary Cheldin, who is the son of Erwin Cheldin, none of the executive officers or directors of the Company are related to any other officer or director of the Company. The executive officers of the Company are elected by the Board of Directors and except for Cary Cheldin and Roger Platten, all serve at the pleasure of the Board. Cary Cheldin and Roger Platten each serve pursuant to an employment agreement with the Company having a term expiring December 1, 2001. Mr. Platten's employment agreement provides for annual increases in his base salary equal to increases in the consumer price index and a mandatory bonus if the Company's net income before taxes for any calendar year is equal to or greater than $4,000,000. Mr. Platten's annual salary for calendar year 2000 is $186,948. The amount of the mandatory bonus is as determined by the Board of Directors in its discretion but may not be less than the aggregate bonus paid to him during the immediately preceding calendar year. Cary Cheldin's employment agreement, as amended, provides for a base salary of $330,000 per year with no required cost of living adjustments and the same bonus formula as provided in Mr. Platten's employment agreement except that the Board of Directors may in its discretion decrease the amount of his mandatory bonus.

During the year ended December 31, 1999, the Company's Board of Directors held two meetings at which all directors were present. Non-management directors receive $1,000 for each board meeting they attend. The Board of Directors has established an Audit Committee presently consisting of Messieurs Lewis, Driscoll and Aaron. The Audit Committee of the Board of Directors is responsible for coordinating matters with the outside independent auditors and reviewing internal and external accounting controls. The Audit Committee held one meeting subsequent to the year ended December 31, 1999, to discuss accounting and financial statement matters related to the year ended December 31, 1999. The Board of Directors has also established a Compensation Committee presently consisting of Messieurs Cary Cheldin, Aaron and Driscoll. This Committee considers and recommends to the Board of Directors compensation for executive officers. The Compensation Committee held one meeting during the year ended December 31, 1999.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 13, 2000, the names and holdings of all persons who are known by the Company to own beneficially more than 5% of its outstanding common stock, its only class of outstanding voting securities, and the beneficial ownership of such securities held by each Director and all Executive Officers and Directors as a group. Unless otherwise indicated, the Company believes that each of the persons and entities set forth below has the sole power to vote and dispose of the shares listed opposite his or its name.

                                         Amount Beneficially Owned
                                         -------------------------
                                                   (1)                     (1)
                                                 Options                 Percent
                                   Without      Currently                   Of
Name of Beneficial Owners          Options     Exercisable     Total      Class
------------------------           -------     -----------     -----      -----


Certain Beneficial Owners
-------------------------
Erwin Cheldin                     2,293,969            0     2,293,969    36.4%
23251 Mulholland Drive
Woodland Hills, CA 91364

General Re Corporation              432,092 (2)        0       432,092     6.9%
695 East Main Street
Stamford, CT 06904

Dimensional Fund Advisors, Inc.     467,900 (3)        0       467,900     7.4%
1299 Ocean Avenue
Santa Monica, CA 90401

Wellington Management Co., LLP      422,200 (4)        0       422,200     6.7%
75 State Street
Boston, MA 02109


Executive Officers and Directors
--------------------------------
Erwin Cheldin                     2,293,969            0     2,293,969    36.4%
Cary L. Cheldin                     202,760            0       202,760     3.2%
Lester A. Aaron                     128,504       45,000       173,504     2.7%
George C. Gilpatrick                122,850       45,000       167,850     2.6%
Roger H. Platten                     65,000            0        65,000     1.0%
David A. Lewis                        2,400            0         2,400     0.0%
David E. Driscoll                         0            0             0     0.0%

All executive officers &
directors as a group (7 persons)  2,815,483        90,000    2,905,483    45.4%

(1) Includes for each person or group, shares issuable upon exercise of presently exercisable options or options exercisable within 60 days, held by such person or group.

(2)  Per Schedule 13G dated April 25, 1997.

(3)  Per Schedule 13G dated February 11, 1999.

(4) Per Schedule 13G dated February 9, 2000. Of the 422,200 shares beneficially owned, Wellington Management Company, LLP has no sole voting power over the shares, shared voting power over 375,500 shares, and shared dispositive power over 422,200 shares.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Executive Compensation
---------------------------------
The following table sets forth information for year ended December 31, 1999, 1998, and 1997 as to executive compensation paid to the chief executive officer and the other four most highly-compensated executive officers of the Company for the year ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                         Annual Compensation
                                         -------------------       All Other
                                        Salary         Bonus    Compensation (1)
Name and Principal Position     Year      ($)           ($)          ($)
---------------------------     ----     -----         -----        -----

Erwin Cheldin                   1999    431,375       50,000        30,000
 President, Chief Executive     1998    431,375       50,000        24,000
 Officer and Chairman of the    1997    431,375       50,000        23,625
 Board

Cary L. Cheldin                 1999    330,000       65,000        30,000
 Executive Vice President       1998    330,000       65,000        24,000
                                1997    205,000       65,000        23,625

Lester A. Aaron                 1999    160,000       45,000        30,000
 Treasurer and Chief            1998    160,000       33,000        24,000
 Financial Officer              1997    160,313       30,000        23,625

George C. Gilpatrick            1999    159,355       45,000        30,000
 Vice President and             1998    159,355       45,000        24,000
 Secretary                      1997    159,355       45,000        23,625

Roger H. Platten                1999    191,633 (2)   60,000        30,000
 Vice President                 1998    175,000       60,000        24,000
                                1997    175,000       60,000        23,625

(1) Represents amounts contributed or accrued to the person's account under the Company's Profit Sharing Plan, and for 1999, the Company's Money Purchase Plan, all of which is vested. During 1999, the amount contributed to each executive officer's account under the Profit Sharing Plan and Money Purchase Plan was $24,000 and $6,000, respectively. The Company's Profit Sharing Plan and Money Purchase Plan have a March 31 fiscal year end. See "Retirement Plans."
(2) Includes cost of living increases for 1997 and 1998 paid in 1999.


Option / SAR Grants in Last Fiscal Year
---------------------------------------
No stock options or stock appreciation rights were granted to any executive officer during the year ended December 31, 1999.


Stock Plans
-----------
                           Incentive Stock Option Plan
                           ---------------------------
On March 29, 1985, the Board of Directors unanimously adopted the Unico American Employee Incentive Stock Option Plan (the "1985 Plan"), which was approved by the shareholders of the Company in January 1986. The 1985 Plan provides for the grant of "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986 to key employees of the Company (including officers, whether or not they are directors of the Company) and its subsidiaries. Directors who are not also employees of the Company are not eligible to participate in the 1985 Plan. The 1985 Plan includes an aggregate of 1,500,000 of the Company's Common Stock. The 1985 Plan expired in March 1995, and as of December 31, 1997, there were no options available for future grant. Under the terms of the Plan, options were required to be granted at exercise prices of not less than 100% of the fair market value of the Common Stock on the date the option was granted. In the case of grants of options to employees owning over 10% of the voting stock of the Company, the exercise price was required to be not less than 110% of the fair market value of the Common Stock on the date of grant. The 1985 Plan is administered by the Board of Directors or a committee thereof, which had the authority to determine the optionees, the number of shares to be covered by each option, the time during which each option is exercisable and certain other terms of the options. An option may not be exercised later than 10 years from the date of grant and may sooner expire upon, among other things, the death, disability or other termination of the employment of the optionee by the Company. Options granted to employees owning over 10% of the voting stock of the Company could not be exercised later than five years from the date of grant.

                             1999 Omnibus Stock Plan
                             -----------------------
The Company's 1999 Omnibus Stock Plan (the "1999 Plan") that covers 500,000 shares of the Company's common stock (subject to adjustment in the case of stock splits, reverse stock splits, stock dividends, etc.) was adopted by the Board of Directors in March 1999 and approved by shareholders on June 4, 1999. The 1999 Plan is divided into a Stock Option Program under which eligible persons may be granted options to purchase shares of common stock, a Stock Appreciation Program under which eligible persons may be granted the right to receive a payment in the form of cash, stock or a combination of the foregoing and a Restricted Stock Program under which eligible persons may be issued shares of common stock directly either through an immediate purchase or as a bonus. The 1999 Plan and each Program is administered by the Board of Directors or a committee authorized by the Board and consisting of at least two directors each of whom is not an officer or employee of the Company and meets the qualifications set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. Presently, the 1999 Plan is being administered by the Board of Directors.

Employees, consultants, advisors and directors of the Company are eligible to participate in the 1999 Plan. However, only employees are entitled to receive "incentive stock options" (as provided in Section 422 of the Internal Revenue Code of 1986, as amended) under the Stock Option Program. Under the Stock Option Program, both incentive stock options and options which do not qualify as incentive stock options may be granted. The term of an option may not exceed ten years (or five years in the case of the grant of an incentive stock option to a holder of more than ten percent (10%) of the outstanding common stock). The exercise price per share of common stock under an option may not be less than the fair market value of the common stock on the date of the option grant. In the case of the grant of an incentive stock option to a holder of more than 10% of the outstanding common stock, the exercise price may not be less than 110% of the fair market value of the common stock on the date of the option grant. Under the Stock Appreciation Program, stock appreciation rights may be granted separately or in tandem with a stock option. Stock appreciation rights entitle the holder thereof to receive upon exercise of such right without payment to the Company an amount which is not greater than the fair market value of a share of common stock on the date of exercise of the stock appreciation right over the fair market value of a share of common stock on the date of grant of the stock appreciation right. Under the Restricted Stock Program, the Company may issue shares of its common stock directly to eligible persons for consideration consisting of cash, notes or past services rendered by the recipient. The purchase price of the shares may not be less than the fair market value of the Company's common stock on the date of issue. If a recipient terminates his or her employment or other arrangements with the Company before the shares are fully vested, then the recipient is required to surrender to the Company for cancellation all unvested shares and the Company must repay the recipient cash or cash equivalent consideration paid by him or her for those unvested shares and cancel the unpaid principal balance, if any, on any promissory notes attributable to surrender the shares.

In the event of a Change of Control Event as defined in the 1999 Plan, all unvested options, stock appreciation rights and restricted stock issuances will immediately become exercisable or vest, as the case may be. The 1999 Plan administrator may override the acceleration of these rights either in the agreement setting forth those rights or prior to the Change of Control Event. A Change of Control Event occurs if (1) more than twenty percent (20%) of the Company's common stock or combined voting power is acquired by a person or entity other than Mr. Erwin Cheldin, the Company or an Employee Benefit Plan of the Company, but not including any acquisition directly from the Company; (b) a majority of the Company's Board of Directors ceases to consist of the present directors or persons whose election or nomination was approved by a majority of the then incumbent Board of Directors (excluding any director who assumes his or her position as a result of an actual or threatened proxy contest); (c) the Company is reorganized, merged or consolidated into another entity; or (d) the shareholders approve the liquidation or dissolution of the Company or the sale of all or substantially all of its assets; unless with respect to (c) or (d), after the event more than eighty percent (80%) of the common stock or the outstanding voting securities of the Company, the surviving company or the company that purchases the Company's assets is still held by persons who were formerly the shareholders of the Company, and no person or entity other than Mr. Erwin Cheldin, the Company, any employee benefit plan of the Company or the resulting company or a twenty percent (20%) shareholder prior to the transaction holds more then twenty percent (20%) of such company's common stock or combined voting power.

All  outstanding  options,  stock  appreciation  rights  and/or  unvested  stock issuances under the 1999 Plan will terminate upon consummation of (a) a dissolution of the Company, or (b) in case no provision has been made for the survival, substitution, exchange or other settlement of any outstanding option, stock appreciation rights and/or unvested stock issuances, a merger or consolidation of the Company with another corporation in which the shareholders of the Company immediately prior to the merger will own less than a majority of the outstanding voting securities of the surviving corporation after the merger, or a sale of all or substantially all of the assets and business of the Company to another corporation.


            AGGREGATED OPTION / SAR EXERCISED IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                           Number of Securities      Value of Unexercised
                                                          Underlying Unexercised         in-the-Money
                                                                Options/SARs             Options/SARs
                                 Shares                   At Fiscal Year End (#)   At Fiscal Year End ($)(1)
                                Acquired        Value     ----------------------   -------------------------
                               on Exercise    Realized         Exercisable/               Exercisable/
Name                               (#)           ($)           Unexercisable             Unexercisable
----                              -----         -----          -------------             -------------
Erwin Cheldin                          0             0           0         0              0         0
Cary L. Cheldin                   25,164       173,003           0         0              0         0
Lester A. Aaron                   33,334       193,754      45,000         0        157,500         0
George C. Gilpatrick              33,333       193,748      45,000         0        157,500         0
Roger H. Platten                       0             0           0         0              0         0

(1) Difference between fair market value of $7.00 per share, the closing price of the Company's common stock on the National Market System of the NASDAQ
     Stock Market on December 31, 1999,  and the exercise  price of the options.
     The exercise price of all outstanding options is equal to the fair market value of the common stock as of the date of grant of each option.



Retirement Plans
----------------
                               Profit Sharing Plan
                               -------------------
During the fiscal year ended March 31, 1986, the Company adopted the Unico American Corporation Profit Sharing Plan. Company employees who are at least 21 years of age and have been employed by the Company for at least two years are participants in such Plan. Pursuant to the terms of such Plan, the Company annually contributes for the account of each participant an amount equal to a percentage of the participant's eligible compensation as determined by the Board of Directors. Participants are entitled to receive distribution of benefits under the Plan upon retirement, termination of employment, death or disability.

                               Money Purchase Plan
                               -------------------
During the year ended December 31, 1999, the Company adopted the Unico American Corporation Money Purchase Plan. This plan covers the present executive officers of the Company; namely Lester A. Aaron, Cary L. Cheldin, Erwin Cheldin, George
C. Gilpatrick, and Roger H. Platten. Pursuant to the terms of such Plan, the Company annually contributes for the account of each participant an amount equal to a percentage of the participant's eligible compensation as determined by the Board of Directors. However, amounts contributed to the Unico American Corporation Profit Sharing Plan will be considered first in determining the actual amount available under the Internal Revenue Service maximum contribution limits. Participants are entitled to receive distribution of benefits under the Plan upon retirement, termination of employment, death or disability.


Compensation  Committee  Interlocks and Insider
Participation  in  Compensation Decisions
-----------------------------------------------
The Compensation Committee consists of the following Company directors: Cary L. Cheldin, Lester A. Aaron and David E. Driscoll. Cary Cheldin is the son of Erwin Cheldin, the President, Chief Executive Officer and Chairman of the Board. During the year ended December 31, 1999, Cary Cheldin was the Executive Vice President of the Company and Mr. Aaron was Treasurer and Chief Financial Officer of the Company. Mr. Driscoll is a partner in the law firm of Driscoll & Reynolds, which has rendered legal services to the Company during the year ended December 31, 1999, and has been retained to render legal services in the current year.

Executive Compensation Committee Report
---------------------------------------
The Company's compensation package for executive officers primarily consists of a base salary, an annual incentive bonus, long-term incentive or non-cash awards in the form of stock options, and contributions under the Profit Sharing and Money Purchase Plans. The executive compensation program is designed to retain and reward individuals who are capable of leading the Company in achieving its business objectives. The Compensation Committee submits its recommendation to the entire Board of Directors. The philosophy of the Compensation Committee is to maintain a competitive base salary for executive officers and to provide an incentive program that rewards executive officers for achieving certain financial results. Base compensation is determined on a calendar year basis and other incentives are determined when deemed appropriate.

When determining base compensation for the executive officers, the Committee takes into account competitive pay levels in the industry with its emphasis on the median of the survey data. The Committee recommends adjustments to base compensation when it determines that an executive officer's base compensation is not competitive.

When determining bonuses for the executive officers, the Committee first evaluates, and gives primary weight to, the operational and financial performance of the executive management team, including the chief executive officer, as a group. After the team results are determined, individual effectiveness in contributing to the achievement of those results is considered. The financial results, which are reviewed by the Committee, include the Company's net income, revenues and expenses.

The Committee's base compensation review determined that the base salary for the chief executive officer was competitive with that of others in the industry. The Committee recommended that the chief executive officer receive no change in base compensation for the calendar years 1999 and 1998.

The Committee's bonus review considered and evaluated the decrease in earnings and revenues since December 31, 1998, and determined, nonetheless, that the chief executive officer contributed to maintaining profitable business for the Company in an intensely competitive marketplace. Taking this into consideration, the Committee recommended that the chief executive officer's bonus for the year ended December 31, 1999, should be equal to the amount that was paid to him for the year ended December 31, 1998. The committee also recommended that the aggregate bonuses paid for the year ended December 31, 1999, to all other executive officers remain approximately the same as the prior years'.

Section 162(m) of the Internal Revenue Code, enacted as part of the Omnibus Budget Reconciliation Act of 1993 ("OBRA"), limits to $1,000,000 the deductibility for any year beginning after December 31, 1993, of compensation paid by a public corporation to the chief executive officer and the next four most highly compensated executive officers unless such compensation is performance-based within the meaning of Section 162(m) and the regulations thereunder. For the year ended December 31, 1999, the Company does not contemplate that there will be nondeductible compensation for the five Company positions in question.

                                                    THE COMPENSATION COMMITTEE
                                                    OF THE BOARD OF DIRECTORS


                                                    Cary L. Cheldin
                                                    Lester A. Aaron
                                                    David E. Driscoll


Performance Graph
-----------------
The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of equity securities traded on the National Association of Securities Dealers Automated Quotation System (NASDAQ) and a peer group consisting of all NASDAQ property and casualty companies. The comparison assumes $100.00 was invested on March 31, 1995, in the Company's Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. It should be noted that this graph represents historical stock price performance and is not necessarily indicative of any future stock price performance.

                        3/31/95  3/31/96  12/31/96  12/31/97  12/31/98  12/31/99
                        -------  -------  --------  --------  --------  --------
Unico American Corp.     $100.0   $139.1    $222.2    $258.3    $237.5    $148.1
NASDAQ Market Index      $100.0   $135.8    $159.6    $195.6    $275.7    $510.3
Peer Group Index         $100.0   $128.2    $142.3    $216.1    $184.3    $138.8


                              CERTAIN TRANSACTIONS
                              --------------------
The Company presently occupies a 46,000 square foot building located at 23251 Mulholland Drive, Woodland Hills, California, under a master lease expiring March 31, 2007. The lease provides for an annual gross rental of $1,025,952. Erwin Cheldin, the Company's president, chairman and principal shareholder, is the owner of the building. On February 22, 1995, the Company signed an extension to the lease with no increase in rent to March 31, 2007. The Company believes that the terms of the lease at inception and at the time the lease extension was signed were at least as favorable to the Company as could have been obtained from unaffiliated third parties.

David E. Driscoll, a director of the Company, is an attorney with the law firm of Driscoll & Reynolds which has provided and continues to provide certain legal services to the Company.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (SEC) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by regulation of the SEC to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required during the year ended December 31, 1999, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

                             APPOINTMENT OF AUDITORS

The Company has selected KPMG LLP, independent accountants, to continue as the Company's auditors and to audit the books and other records of the Company for the year ending December 31, 2000. A representative of KPMG LLP, is expected to attend the Annual Meeting of Shareholders. Such representative will have the opportunity to make a statement and will be available to respond to appropriate questions.


                                  OTHER MATTERS

The Board of Directors is not aware of any business to be presented at the Annual Meeting except for the matters set forth in the Notice of Annual Meeting and described in this Proxy Statement. Unless otherwise directed, all shares represented by proxy holders will be voted in favor of the proposals described in this Proxy Statement. If any other matters come before the Annual Meeting, the proxy holders will vote on those matters using their best judgment.


                             SHAREHOLDERS' PROPOSALS

Shareholders desiring to exercise their right under the proxy rules of the Securities and Exchange Commission to submit proposals for consideration by the shareholders at the Year 2001 Annual Meeting are advised that their proposals must be received by the Company no later than December 23, 2000, for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. If a shareholder intends to present a proposal at the year 2001 Annual Meeting but does not seek inclusion of that proposal in the Proxy Statement for that meeting, the holders of proxies for that meeting will be entitled to exercise their discretionary authority on that proposal if the Company does not have notice of the proposal by March 7, 2001.


                          ANNUAL REPORT TO SHAREHOLDERS

The Company's 1999 Annual Report on Form 10-K includes financial statements for the year ended December 31, 1999, the year ended December 31, 1998, and the year ended December 31, 1997, and is being mailed to the shareholders along with this Proxy Statement. The Form 10-K is not to be considered a part of the soliciting material.


                                     By Order of the Board of Directors,



                                     \s\ Erwin Cheldin
                                     -----------------
                                     Erwin Cheldin
                                     Chairman of the Board, President
                                     and Chief Executive Officer

                                     Woodland Hills, California
                                     April 21, 2000

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          OF UNICO AMERICAN CORPORATION

The undersigned hereby constitutes and appoints LESTER A. AARON and ROGER H. PLATTEN, and each of them, with full power of substitution, the proxies of the undersigned to represent the undersigned and vote all shares of common stock of UNICO AMERICAN CORPORATION (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Warner Center Marriott, 21850 Oxnard Street, Woodland Hills, California 91367, on June 1, 2000, at 2:00 p.m. local time and at any adjournments thereof, with respect to the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, in the following manner.


1. ELECTION OF DIRECTORS  [ ] FOR all nominees listed   [ ] WITHHOLD AUTHORITY
                              (except as marked to the      to vote all nominees
                              contrary below)               listed below

     ERWIN CHELDIN, CARY L. CHELDIN, LESTER A. AARON, GEORGE C. GILPATRICK,
               ROGER H. PLATTEN, DAVID E. DRISCOLL, DAVID A. LEWIS

     INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
           STRIKE A LINE THROUGH THE NOMINEE'S NAME ON THE LIST ABOVE.



2. IN ACCORDANCE WITH THEIR BEST JUDGMENT, with respect to any other matters which may properly come before the meeting and any adjournment or adjournments thereof.

                      Please sign and date on reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. When this proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with the choices specified herein. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.


                        DATED:__________________________________________,  2000.


                        ________________________________________________________
                                                                     (Signature)


                        ________________________________________________________
                                                     (Signature if jointly held)

                         Please date and sign exactly as your name or names appear herein. If more than one owner, all should sign. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation or partnership, sign the full corporate or partnership name by its duly authorized officer or partner.

                     PLEASE COMPLETE, SIGN, AND RETURN THIS
                  PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.